UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 8, 2005, Philip C. Jackson was appointed as a new director of Enterprise Products GP, LLC (the “General Partner”) the general partner of Enterprise Products Partners L.P. (the “Partnership”). The Board of Directors of the General Partner (the “Board”) has determined that Mr. Jackson meets the director independence requirements under the applicable rules and regulations of the Securities and Exchange Commission and under the New York Stock Exchange’s Audit Committee Additional Requirements.

Following the appointment of Mr. Jackson, the directors of the General Partner are Dan L. Duncan (Chairman), O.S. Andras, Robert G. Phillips (Chief Executive Officer), W. Matt Ralls, Richard S. Snell, E. William Barnett and Mr. Jackson. Prior to Mr. Jackson’s appointment to the Board, Mr. Duncan had been a non-voting director in order to preserve the voting majority of independent directors on the Board. Mr. Duncan became a voting director following Mr. Jackson’s appointment, because the Board now has a majority of four independent directors (Messrs. Ralls, Snell, Barnett and Jackson).

Mr. Jackson has been appointed as a member of the Board’s Audit and Conflicts Committee, replacing Mr. Snell, who will continue to serve on the Board’s Governance Committee.

Mr. Jackson will receive the same compensation from the General Partner (which is not reimbursed by the Partnership) as the other independent directors, currently consisting of an annual retainer of $25,000 in cash and $25,000 worth of restricted Partnership common units.

Mr. Jackson (age 76) was an Adjunct Professor of Finance at Birmingham-Southern College from 1989 until his retirement in 1999. Mr. Jackson also served as Vice Chairman of Compass Bancshares, Inc. from 1980 until 1989 and as a consultant and outside director from 1978 until 1980. He was a member of the Board of Governors of the Federal Reserve System from 1975 until 1978. Mr. Jackson is currently a member of the Advisory Board of Compass Bank, a Trustee of Birmingham-Southern College, a Director of Saul Centers, Inc., a publicly traded real estate investment trust, and a Governor of the Mortgage Bankers Association of America.

Item 5.03	Amendments to Articles of Incorporation; Bylaws.

Effective as of August 8, 2005, the General Partner amended and restated the Partnership Agreement of the Partnership (the “Partnership Agreement”) by executing the Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. (the “Amended Partnership Agreement”), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference. Capitalized terms used in this Item 5.03 without definition are used as defined in the Amended Partnership Agreement.

Section 5.2(d) of the Partnership Agreement was amended to provide that upon the issuance of any additional Limited Partner Interests by the Partnership, the General Partner is entitled to make, but is not obligated to make, additional Capital Contributions such that the General Partner’s Percentage Interest would be equal to up to 2% immediately following the

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issuance of such additional Limited Partner Interests. The definition of “Percentage Interest” was also amended to provide that the General Partner’s Percentage Interest is equal to 2% as of the date of the Partnership Agreement through the date of any subsequent Capital Contribution, but following any subsequent Capital Contribution, it is equal to the amount of its aggregate Capital Contributions (excluding any Excess General Partner Capital Contributions, which are defined as Capital Contributions in excess of the amount that would be required to maintain a 2% Percentage Interest) divided by the aggregate Capital Contributions made to the Partnership by all Partners, instead of a constant 2%. A number of conforming changes were also made throughout the Partnership Agreement (particularly in the sections relating to the allocations of net income, net losses and cash distributions) to reflect the fact that the General Partner could have a variable Percentage Interest (not to exceed 2%) instead of a fixed 2% Percentage Interest.

Prior to the amendment, the General Partner was obligated to make such additional capital contributions in order to maintain a Percentage Interest equal to 2%, and the provisions of the Partnership Agreement relating to allocations of net income, net losses and cash distributions were based upon a fixed Percentage Interest of 2% for the General Partner. Following the amendment, if the General Partner elects to not make an additional Capital Contribution sufficient to maintain its 2% Percentage Interest when the Partnership issues additional Limited Partner Interests, its Percentage Interest will be proportionately reduced and its allocations of net income, net losses and cash contributions that are based on its Percentage Interest will be reduced accordingly. If the General Partner’s Percentage Interest is so reduced, the General Partner will have the opportunity at the time of any subsequent issuance by the Partnership of additional Limited Partner Interests to make an additional Capital Contribution sufficient to increase its Percentage Interest to up to (but to not exceed) 2%, in which case its allocations thereafter would be proportionately increased.

Unrelated to the amendment described above, a new subsection 6.1(d)(xi) was added to the Partnership Agreement stating that all depreciation, cost recovery and amortization deductions attributable to the Excess General Partner Capital Contribution associated with the 50% interest in GulfTerra Energy Company, L.L.C. that was contributed to the Partnership by the General Partner on September 30, 2004, shall be allocated to the General Partner. The General Partner made the foregoing Excess General Partner Capital Contribution without increasing its interest in the Partnership’s earnings or cash distributions. The purpose of this new subsection 6.1(d)(xi) is to eliminate over time the excess amount in the General Partner’s capital account caused by this Excess General Partner Capital Contribution. In connection with this amendment, new definitions of “Excess General Partner Capital Contributions”, “Excess Net Income Allocations” and “Unrecovered Losses” were added.

Section 11.2 of the Partnership Agreement was amended to lower the Unitholder approval requirement for removal of the General Partner from 64% to 60% of the Outstanding Units. Therefore, under the Amended Partnership Agreement, Unitholders holding at least 60% of the Outstanding Units may remove the General Partner.

Section 7.4(c) was amended to clarify that, in connection with employee benefit and incentive plans maintained by the General Partner, the Partnership can issue Partnership Securities directly to the employees receiving the awards. Prior to the amendment the language

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contemplated the issuance by the Partnership of such Partnership Securities to the General Partner or its Affiliates for reissue to the employees.

A number of changes were made in the Amended Partnership Agreement to enhance the provisions that were added in the last amendment to the Partnership Agreement to evidence the separateness of the Partnership (the “Separateness Provisions”) from other persons and entities (“Persons”). The definition of “Special Approval”, which means approval by a majority of the members of the Audit and Conflicts Committee, was revised to add the requirement that at least one of which majority must meet the S&P criteria (as defined). Section 11.1(a) was revised to make Special Approval a prerequisite to the voluntary withdrawal of the General Partner or the transfer of all of its rights as General Partner pursuant to Section 4.6, and certain related clarifying language was added to Section 4.6(c). Certain sections describing matters that previously required approval by the Audit and Conflicts Committee were revised to now require Special Approval, such as Section 7.6(a) and 7.6(e) (regarding transactions with the General Partner or its Affiliates). Section 2.9(e) was revised to provide that the Partnership may not pledge its assets for the benefit of any Person except its Subsidiaries. Section 13.2 was revised to require Special Approval for any amendment of (1) Section 8.3(c) (the requirement that the Partnership’s financial statements contain notes describing the separateness of the Partnership Group from EPCO and other Affiliates of the General Partner), (2) Section 10.3 (provisions regarding the admission of a successor General Partner), (3) Section 12.9 (certain acts requiring Special Approval), and (4) Section 14.2 (procedure for merger or consolidation).

A number of other changes were made in the Amended Partnership Agreement (all of which in the aggregate are immaterial) for the purpose of updating certain information and definitions and providing consistency with the Separateness Provisions and with the above described changes.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

3.1*	Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated effective as of August 8, 2005.

____________ * Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC,

its General Partner

Date: August 10, 2005	By: ___/s/ Michael J. Knesek___________________
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal
Accounting Officer of Enterprise Products GP, LLC

Signature Page

INDEX TO EXHIBITS

Exhibit No.	Description

3.1 *	Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated effective as of August 8, 2005.

____________ * Filed herewith